UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2011 (December 9, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2011, the Board of Directors (the “Board”) of Endo Pharmaceuticals Holdings Inc. (the “Company”) approved an amendment to and restatement of the Company’s by-laws (the “By-laws” and, as amended and restated, the “Amended and Restated By-laws”). The Amended and Restated By-laws modify the By-laws to change the vote standard for the election of directors from a plurality to a majority of votes cast, provided a quorum is present. The Amended and Restated By-laws define “majority of votes cast” to mean that the number of shares voted “for” a director exceeds the number of votes cast against that director.

The Amended and Restated By-laws further provide that, for elections in which the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. The Amended and Restated By-laws shall be effective immediately.

The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-laws of Endo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: December 15, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated By-laws of Endo